Exhibit 99

Movano Health Provides Business Update and Reports Second Quarter 2023 Financial Results

Conference call begins at 2:00 p.m. Pacific time today

Pleasanton, Calif. – August 14, 2023 – Today, Movano Health (Nasdaq: MOVE), a purpose-driven healthcare solutions company at the intersection of medical and consumer devices and makers of the Evie Ring, reported financial results for the three months ending June 30, 2023 and provided a business update.

Key highlights from the second quarter and recent weeks include:

●	Movano Health demonstrated significant progress with the development of the Evie Ring, as well as fulfilling the requirements of its FDA submission. The Company validated a recently released, high-performance sensor that could improve the efficacy of the ring and help position the Company’s first commercial product for success. Given expected implementation and testing of the sensor and related solution enhancements, the Company plans to launch Evie before Black Friday 2023.

●	The Evie Ring continues to generate strong consumer interest and has reached a major milestone through strategic paid and organic social media and email content. Year-to-date, more than 600,000 people have visited eviering.com and more than 100,000 individuals signed up to receive updates about Evie’s release, demonstrating momentum for the upcoming launch.

●	Movano Health successfully submitted its first 510(k) application to the FDA for the Evie Ring’s pulse oximeter, making Evie one of the first consumer wearables to seek FDA clearance as a medical device. The submission recently passed an initial review for completeness and is now under full review by the FDA.

●	The Company is preparing for its second round of beta programs ahead of the Evie Ring’s upcoming commercial launch. Beta partners include a global athletic apparel company, a major health insurer and a leading remote patient monitoring company.

●	Movano Health announced the formation of its Medical Advisory Board. The initial panel is composed of healthcare industry subject matter experts in women’s health, mental health, and sleep, who will serve as trusted advisors to the Evie team regarding the development of its medical-grade smart ring for women and provide insights to establish Evie as a highly credible health and wellness resource.

●	In May, the Company completed an IRB-approved clinical study on over 50 volunteers in the Movano Health Clinical Lab to test the efficacy of its proprietary, single chip prototype in estimating blood pressure. Movano Health plans to commence a study on an additional 50 volunteers in the near term with a newly modified prototype.

“With the launch of the Evie Ring, we have an opportunity to deliver a solution that ushers in a new era of women’s health,” said John Mastrototaro, CEO of Movano Health. “Evie is not just another wearable device; it is a medical-grade smart ring designed for women that we believe meets the guidelines necessary for FDA clearance as a medical device which we are currently seeking. We’re carving out a new category of health-focused wearables by providing medical-grade accuracy, personalized insights and a customized user experience.”

Second Quarter 2023 Financial Results and Recent Capital Markets Activity

●	Movano Health reported a net loss of $7.3 million and a loss of $(0.17) per basic and diluted share, in the second quarter of 2023, compared with a net loss of $6.9 million and a loss of $(0.21) per basic and diluted share, in the second quarter of 2022.

●	The Company reported an operating loss of $7.4 million in the second quarter of 2023 compared to an operating loss of $6.8 million in the second quarter of 2022.

●	Movano Health is a development stage company and, as such, the Company did not generate revenue in either the second quarter of 2023 or the second quarter of 2022.

●	The Company had $14.5 million in cash and cash equivalents as of June 30, 2023, compared to $10.8 million in cash and cash equivalents as of December 2022.

●	During the second quarter of 2023, Movano Health raised $9.2 million in gross proceeds ($8.1 million in net proceeds) through an underwritten public offering of 9.2 million shares of its common stock.

●	The total number of shares outstanding was 50,646,661 as of June 30, 2023.

Conference Call and Webcast

Management will host a conference call and live audio webcast to discuss these results and provide a business update today at 2:00 p.m. PDT (5:00 p.m. EDT).

Attendees can access the live webcast here or on the investors section of Movano Health’s website at https://ir.movano.com. The conference call can be accessed by dialing 1-877-407-0989 (domestic) or +1- 201-389-0921 (international). Attendees can also use the Call Me link, in which they will be dialed in to the conference call instantly on the number provided with no hold time. An archived webcast will be available on Movano Health’s website approximately one hour after the completion of the event and for two years thereafter.

About Movano Health

Founded in 2018, Movano Inc. (Nasdaq: MOVE) dba Movano Health is developing a suite of purpose-driven healthcare solutions to bring medical-grade, high-quality data to the forefront of consumer health devices. Featuring modern form factors, Movano Health’s devices capture a comprehensive picture of a person’s vital health information and uniquely translate the data into personalized and intelligent insights that empower consumers to live healthier and more balanced lives. Movano Health’s end-to-end solutions will soon enable consumers and their healthcare professionals to utilize daily medical-grade data as a tool to proactively monitor and manage health outcomes. For more information on Movano Health, visit https://movanohealth.com/.

Movano Health’s Evie Ring, which is specifically designed to address women’s health concerns, will be available for purchase before Black Friday 2023. To stay up to date on Evie’s launch, visit https://eviering.com/.

Forward Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding anticipated FDA clearance for the Evie Ring, expected future operating results; product development and features, product releases, clinical trial, and regulatory initiatives; our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.”  Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:
J. Cogan, CFA

ir@movano.com

Movano Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$14,472	$10,759
Payroll tax credit, current portion	271	379
Prepaid expenses and other current assets	1,343	508
Total current assets	16,086	11,646
Property and equipment, net	404	443
Payroll tax credit, noncurrent portion	667	667
Other assets	416	487
Total assets	$17,573	$13,243

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,522	$557
Other current liabilities	3,031	4,421
Total current liabilities	4,553	4,978
Noncurrent liabilities:
Early exercised stock option liability	71	136
Other noncurrent liabilities	121	214
Total noncurrent liabilities	192	350
Total liabilities	4,745	5,328

Stockholders’ equity:
Common stock	5	3
Additional paid-in capital	122,283	103,009
Accumulated deficit	(109,460)	(95,097)
Total stockholders’ equity	12,828	7,915
Total liabilities and stockholders’ equity	$17,573	$13,243

Movano Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
OPERATING EXPENSES:
Research and development	$4,171	$4,112	$8,065	$8,703
Sales, general and administrative	3,213	2,734	6,522	5,081
Total operating expenses	7,384	6,846	14,587	13,784
Loss from operations	(7,384)	(6,846)	(14,587)	(13,784)

Other income (expense), net:
Interest and other income (expense), net	117	(22)	224	(16)
Other income (expense), net	117	(22)	224	(16)

Net loss	$(7,267)	$(6,868)	$(14,363)	$(13,800)

Net loss	$(7,267)	$(6,868)	$(14,363)	$(13,800)
Other comprehensive income (loss):
Change in unrealized loss on available-for-sale securities	—	15	—	(4)
Total comprehensive loss	$(7,267)	$(6,853)	$(14,363)	$(13,804)

Net loss per share, basic and diluted	$(0.17)	$(0.21)	$(0.36)	$(0.42)

Weighted average shares used in computing net loss per share, basic and diluted	43,056,785	32,793,907	40,314,164	32,769,093

4